Exhibit 10.1

THIS AGREEMENT dated for reference the 10th day of February, 2009

BETWEEN:

General Metals Corporation

(herein collectively  "Company")

AND:

Nevada Agency & Trust Company

(herein  "Creditor")

WHEREAS:

A.

The Creditor is the registrar and transfer agent (the “Services”) for the Company;

B.

Pursuant to the provision of the Services and as of January 31, 2009, the Company is indebted to the Creditor in the amount of $3,399.18 (the “Outstanding Amount”);

C.

The Company wishes to provide the Creditor with a retainer through the issuance of 500,000 restricted shares of the Company’s common stock (the “Settlement Shares”);

D.

The Company and the Creditor understand that at the time of sale of the Settlement Shares, the proceeds received from the sale of the Settlement Shares (the “Proceeds”) will be applied to the then outstanding amount owed to the Creditor (“Current Amount”);

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.

Within ten (10) days of executing this Agreement, the Company will issue to the Creditor the Settlement Shares as a retainer for the provision of the Services.

2.

The issuance of the Settlement Shares shall be effective as of January 31, 2009.

3.

The Company acknowledges that the Creditor may require legal opinions on the removal of the restrictive legends on the share certificates representing the Settlement Shares pursuant to Rule 144 of the 1933 Act in order to sell the Settlement Shares in the future.  When the Creditor reasonably requests it of the Company and the conditions of Rule 144 of the 1933 Act have been met, the Company will pay for an attorney of the Company’s choice to supply the legal opinion and the Creditor will cooperate fully in providing all information and documentation reasonably requested.

4.

The Creditor shall sell the Settlement Shares at such time as it is able and apply the Proceeds to the Current Amount and:

(a)

in the event that the Current Amount is less then than the Proceeds, the Creditor shall use the excess proceeds as a retainer for future bills; and

(b)

in the event that the Current Amount is greater than the Proceeds, the Company shall be liable to the Creditor for the difference then outstanding.

5.

The Creditor represents, warrants and covenants to the Company that:

(i)

the Creditor has all requisite corporate power and authority to execute and deliver this Agreement;

(ii)

none of the Settlement Shares have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(b)

the Company has not undertaken, and will have no obligation, to register any of the Settlement Shares under the 1933 Act or any other securities legislation;

(c)

neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Settlement Shares;

(i)

no person has made to the Subscriber any written or oral representations:

A.

that any person will resell or repurchase any of the Settlement Shares;

B.

that any person will refund the purchase price of any of the Settlement Shares;

C.

as to the future price or value of any of the Settlement Shares; or

D.

that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

(d)

the Creditor has completed the Certificate of U.S. Purchaser, on Appendix A attached hereto, and

A.

the Creditor, by completing the Certificate of U.S. Purchaser, acknowledges and agrees that the Settlement Shares are being issued in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) of the 1933 Act and Regulation D promulgated thereunder;

B.

the Creditor will not acquire the Settlement Shares as a result of, and will not itself engage in, any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Settlement Shares; provided, however, that the Creditor may sell or otherwise dispose of any of the Settlement Shares pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

C.

the Creditor hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Settlement Shares will bear a legend;

D.

the Company will refuse to register any transfer of the Settlement Shares not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act; and

(ii)

the statutory and regulatory basis for the exemption claimed for the offer of the Settlement Shares would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act

6.

Each of the parties to this Agreement acknowledges that such party has read this document and fully understands the terms of this Agreement, and acknowledges that this Agreement has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so

7.

This Assignment will be governed by and construed in accordance with the laws in force in the State of Nevada and the parties submit to the non-exclusive jurisdiction of the courts of Nevada.

8.

This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document.  All counterparts will be construed together and will constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

GENERAL METALS CORPORATION

Per:

/s/ Stephen Parent

Authorized Signatory

NEVADA AGENCY & TRUST COMPANY

Per:

/s/ Amanda Cardinalli

Authorized Signatory